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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 143,609 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2001, with respect to the consolidated financial statements of Sylvan Learning Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement and related Prospectus of our reports on the financial statements of certain affiliates of Sylvan Learning Systems, Inc. included as an exhibit to the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission, and summarized as follows:


Date of Report                             Name of Entity
--------------------------------------------------------------------------------
March 5, 2001                              HigherMarkets, Inc.
February 22, 2001                          Mindsurf, Inc.
March 16, 2001                             Classwell Learning Group, Inc.
February 14, 2001                          Caliber Learning Network, Inc.
  except for Note 16, as to which the
  date is March 26, 2001


                                                 /s/ Ernst & Young LLP


Baltimore, Maryland
February 11, 2002